Exhibit 10.2
EXECUTED VERSION

GUARANTY
THIS GUARANTY (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) is executed as of June 23, 2016, by Maxim Integrated Products, Inc., a corporation duly organized under the laws of the state of Delaware, with offices at 160 Rio Robles, San Jose, California 95134 (“Guarantor”), in favor of The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch, with offices at 1221 Avenue of the Americas, New York, New York 10020 (together with its branches, affiliates, offices, successors and assigns, the “Bank”).
R E C I T A L S:
WHEREAS, Maxim Holding Company Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), is a party to that certain Credit Agreement dated as of the date hereof (as amended, restated, refinanced, replaced, supplemented, extended or otherwise modified from time to time, the “Term Loan Agreement”, and together with all instruments, agreements, certificates and other documents related thereto or delivered in connection therewith, as amended, restated, refinanced, replaced, supplemented, extended or otherwise modified from time to time, collectively, the “Loan Documents”) by and between the Borrower and the Bank. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Term Loan Agreement.
WHEREAS, the Borrower is a wholly-owned, indirect subsidiary of the Guarantor.
WHEREAS, the Guarantor has offered to provide a guarantee of payment of all obligations of the Borrower to the Bank under the Term Loan Agreement and the Loan Documents in accordance with the terms herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1.Guaranty. As used herein, the term “Guaranteed Obligations” shall mean any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Borrower to the Bank arising, existing or from time outstanding under the Term Loan Agreement and the Loan Documents (together with and including all principal, interest (whether accruing before or during the pendency of any insolvency-related action), costs, attorneys’ fees, breakage costs, indemnities, reimbursements and other amounts and expenses incurred by or owing to the Bank in connection therewith. Upon the failure of the Borrower to pay any of the Guaranteed Obligations, which failure continues for more than three (3) Business Days after demand having been made upon the Borrower by the Bank (provided that no such demand shall be required in the event of an insolvency, bankruptcy or similar reorganization proceeding commenced by or against the Borrower or any other circumstance which precludes the Bank from making demand against the Guarantor), Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Bank the prompt and punctual payment when due (whether at stated maturity, upon acceleration or otherwise, and at all times thereafter) of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral or other credit

Exhibit 10.2
EXECUTED VERSION

support therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.
2.Agreement to Pay; No Setoff or Deductions; Taxes. In furtherance of the foregoing provisions of the Guaranty and not in limitation of any other right that the Bank has at law or in equity against Guarantor by virtue hereof, upon the failure of the Borrower to pay or perform any Guaranteed Obligation when and as the same shall become due whether at stated maturity, upon acceleration or otherwise, and at all times thereafter), Guarantor hereby promises to and will forthwith pay in cash or perform, or cause to be paid in cash or performed, to the Bank such unpaid or unperformed Guaranteed Obligations upon demand. All payments under this Guaranty shall be made to the Bank by wire transfer prior to 12:00 noon (New York time) on the day when due in U.S. Dollars for the credit of the Bank, ABA No. 0260-0963-2, A/C #97770191, Attention: Loan Operations Dept., Reference: Maxim Holding Company Ltd. All payments by Guarantor hereunder shall be paid in full, without setoff, counterclaim, deduction or withholding of any nature whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income directly attributable to the Bank) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Bank shall receive the sum it would have received had no such deduction or withholding been made. Guarantor shall promptly provide the Bank with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.
3.No Termination. This Guaranty is a continuing and irrevocable contingent guaranty of all Guaranteed Obligations now or hereafter existing or incurred and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and the Term Loan Agreement and Loan Documents are terminated.
4.Waiver of Notices. Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.
5.Waiver of Suretyship Defenses. Guarantor agrees that the Bank may, at any time and from time to time, and without notice to Guarantor, make any agreement with the Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing credit support, or collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any credit support or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of credit support or collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty. Guarantor waives any and all defenses arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other circumstance which might constitute a defense to the Borrower, the Guarantor or any other obligor, and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder. Guarantor waives any right to assert any defense of which the Borrower could otherwise avail itself and waives any benefit of and any right to participate in any security now or hereafter held by the Bank. Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

Exhibit 10.2
EXECUTED VERSION

6.Representations and Warranties.
(a)Guarantor represents and warrants that the execution, delivery and performance of this Guaranty are within Guarantor’s organizational powers and have been duly authorized by all necessary organizational actions; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) the making and performance of this Guaranty (A) does not and will require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (as such term is defined in the Term Loan Agreement), except such as have been obtained or made and are in full force and effect, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or its material assets, or give rise to a right thereunder to require any payment to be made by the Guarantor, and (D) will not result in the creation or imposition of any Lien on any asset of the Guarantor; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; and (v) by virtue of its relationship with the Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty.
(b)Guarantor hereby additionally makes the representations and warranties of the Guarantor set forth in Article III of that certain Credit Agreement dated as of October 13, 2011, as amended June 27, 2014 among, inter alia, the Guarantor, various lenders and Wells Fargo Bank, N.A., as administrative agent (as the same may be amended from time to time, the “Existing Credit Agreement”), as if such representations and warranties were fully set forth herein, except for the representations and warranties in Sections 3.02 and 3.03. For avoidance of doubt, capitalized terms in the representation and warranties in Article III of the Existing Credit Agreement that are deemed to be made herein shall have the meanings assigned to those terms in the Existing Credit Agreement.
7.Covenants. Guarantor covenants and agrees with the Bank that, until payment in full of the Guaranteed Obligations and so long as this Guaranty is in effect it will comply with each of the covenants set forth in Articles V and VI of the Existing Credit Agreement, as in effect from time to time (with each reference therein to the “Administrative Agent”, the “Lenders” or a “Lender” deemed to be a reference to the Bank under the Term Loan Agreement).
8.Subordination. Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Guarantor as subrogee of the Bank or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If the Bank so requests, any such obligation or indebtedness of Borrower to Guarantor shall be enforced and performance received by Guarantor as trustee for the Bank and the proceeds thereof shall be paid over to the Bank on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.
9.Subrogation, Etc. Guarantor shall exercise no right of subrogation, contribution, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and the Term Loan Agreement and the Loan Documents, together with any commitments of the Bank thereunder are terminated. If any amounts are paid to Guarantor in violation of the foregoing limitation, then

Exhibit 10.2
EXECUTED VERSION

such amounts shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
10.Exhaustion of Other Remedies Not Required. This is a guaranty of payment and not of collection. Guarantor waives diligence by the Bank and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Bank to exhaust any right or remedy or to take any action against Borrower (other than making of demand), any other guarantor or any other person, entity or property before enforcing this Guaranty against Guarantor.
11.Information. Guarantor agrees to furnish promptly to the Bank any and all financial or other information regarding Guarantor as the Bank may request from time to time. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as Guarantor requires, and that the Bank has no duty, and Guarantor is not relying on the Bank at any time, to disclose to Guarantor any information relating to the financial condition, business or operations of Borrower.
12.Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Bank is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.
13.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by the Bank.
14.Assignment; Amendment. This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Bank (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Bank and its successors and assigns (as permitted under the Term Loan Agreement) and the Bank may, in accordance with the Term Loan Agreement, and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Bank and Guarantor.
15.No Waiver; Enforceability. No failure by the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.
16.Governing Laws; Jurisdiction. This Guaranty shall be governed by the laws of the State of New York. Guarantor hereby irrevocably (a) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty, and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith; and to the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, Guarantor hereby irrevocably waives such immunity in

Exhibit 10.2
EXECUTED VERSION

respect of its obligations under this Guaranty. Service of process by the Bank in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by nationally recognized overnight courier service at Guarantor’s address specified below its signature block on the last page hereof or by if transmitted by facsimile to its facsimile number specified below said signature block. Guarantor agrees that the Bank may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Bank’s possession concerning Guarantor, this Guaranty and any security or other support for this Guaranty.
17.Setoff. If and to the extent any payment is not made when due hereunder, the Bank shall, to the extent provided and in accordance with applicable law, have the right to apply without prior notice the amounts on deposit or standing to the credit of any of the accounts of Guarantor with the Bank at any of its branches in reduction of Guarantor’s obligations hereunder, whether or not the Bank has demanded payment, and notwithstanding that such obligations may be unmatured.
18.Judgment Currency. Any payment by the Guarantor under this Guaranty to the Bank in an alternative currency acceptable to the Bank (the “Alternative Currency”) shall be on account of an amount payable hereunder in U.S. Dollars and shall constitute a discharge of the Guarantor’s obligations under this Guaranty but only to the extent of the amount of U.S. Dollars which the Bank is able to purchase in the Alternative Currency with the amount so received by it, and the Guarantor hereby indemnifies the Bank from and against, and the Bank shall have an additional legal claim for, the full amount of any shortfall or deficiency to the Bank between the amount of U.S. Dollars that the Bank is so able to purchase and the amount of U.S. Dollars originally due to it, as well as for all other losses and costs incurred by the Bank in connection therewith. All amounts due hereunder shall be payable on demand.
19.Other Guarantees. Unless otherwise agreed by the Bank and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of the Bank or any term or provision thereof.
20.Expenses. Guarantor shall pay on demand all costs and expenses (including, without limitation, reasonable attorneys’ fees and any and all costs and expenses arising out of the unwinding of any swap or other derivative product arrangement used to provide any financial accommodation and any other related costs and expenses paid or incurred by the Bank in connection therewith) incurred in connection with this Guaranty, including, without limitation, the enforcement or protection of the Bank’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Bank in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.
21.WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND THE BANK, BY ITS ACCEPTANCE OF THIS GUARANTY, EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
22.Notices. All notices and communications shall sent be to the following addresses or such other address as the parties may, from time to time furnish to each other in writing: (i) if to Guarantor: 160 Rio Robles, San Jose, CA 95134, Attn: Peter Campagna, Vice President & Treasurer, and Mark Casper, Vice

Exhibit 10.2
EXECUTED VERSION

President, Legal; and (ii) if to the Bank: The Bank of Tokyo-Mitsubishi UFJ, Ltd., 1221 Avenue of the Americas, New York, New York 10020, Attention: Ligia Castro, tele: (201) 413-8838, fax: (201) 413-8838.
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Exhibit 10.2
EXECUTED VERSION

Executed the date first stated above.
GUARANTOR:

MAXIM INTEGRATED PRODUCTS, INC.

By: /s/ Bruce E. Kiddoo
Name: Bruce E. Kiddoo
Title: Senior Vice President and Chief Financial Officer

By: /s/ Mark Casper
Name: Mark Casper
Title: Vice President, Deputy General Counsel and Secretary

Address:    160 Rio Robles
San Jose, CA 95134
Attention: Peter Campagna, Vice President
& Treasurer
Facsimile No.: (408) 601-1833